EXHIBIT 3.2

                       CERTIFICATE OF AMENDMENT
                                  of
                 RESTATED CERTIFICATE OF INCORPORATION
                                  of
                      IMC FERTILIZER GROUP, INC.

                      __________________________

    Pursuant to Section 242 of the Delaware General Corporation Law
                       _________________________



          IMC Fertilizer Group, Inc., a corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY:

          FIRST: The Restated Certificate of Incorporation of IMC Fertilizer Group, Inc. is amended by deleting Article First thereof in its entirety and replacing it with the following new Article First:

                            "ARTICLE FIRST

          The name of the Corporation is IMC Global Inc."

          SECOND: The Board of Directors of IMC Fertilizer Group, Inc., at a meeting duly held, adopted a resolution proposing and declaring advisable the above described amendment to the Restated
Certificate of Incorporation of IMC Fertilizer Group, Inc.

          THIRD: An annual meeting of stockholders of IMC Fertilizer Group, Inc. was duly called and held on October 20, 1994, upon notice in accordance with Section 222 of the Delaware General Corporation Law, and at such meeting the number of shares required by statute were voted in favor of the above described amendment.

          FOURTH: The above described amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          FIFTH: The capital of IMC Fertilizer Group, Inc. shall not be reduced under or by reason of the above described amendment.

          SIXTH: The above described amendment is effective on October 21, 1994 at 6:01 p.m. Eastern Daylight Savings Time.

          IN WITNESS WHEREOF, IMC Fertilizer Group, Inc. has caused this Certificate to be executed and attested this 20th day of October 1994.


Attest:  /s/ Linda J. Wood         By:  /s/ Marschall I. Smith
Title:  Assistant Secretary        Title:  Senior Vice President